Exhibit 99.1

Bancshares of Florida, Inc. Announces Agreement to Acquire Old Florida
Bankshares, Inc. -- Parent of Old Florida Bank in Southwest Florida

          NAPLES, Fla., Aug. 29 /PRNewswire-FirstCall/ -- Bancshares of Florida, Inc. (Nasdaq: BOFL) (“Bancshares”), headquartered in Naples, Florida, and Old Florida Bankshares, Inc. (OTC Bulletin Board: OFBS), headquartered in Fort Myers, Florida (“Old Florida”), today announced the signing of a definitive agreement providing for the acquisition of Old Florida by Bancshares. Under the agreement, Old Florida will be merged with and into Bancshares, and Old Florida’s bank subsidiary, Old Florida Bank, will be merged with and into Bancshares’ subsidiary Bank of Florida - Southwest.  The transaction has been approved by the Boards of Directors of each company.  The acquisition is subject to regulatory approval, Old Florida and Bancshares shareholders’ approval, and certain other conditions. Bancshares expects to close the transaction in the first quarter of 2007.

          Michael L. McMullan, President and CEO of Bancshares, and Larry W. Johnson, President and CEO of Old Florida, jointly announced the agreement.

          “We are very pleased to have Old Florida Bank join the Bancshares team. Old Florida’s emphasis on customer service and community banking make it a great fit for our company.  There are few independent community banks in our markets that have been as successful as Old Florida. Upon completion of the merger, Bancshares will reach nearly $1.2 billion in assets.  Bank of Florida - Southwest will be positioned to be the premier community bank in the Southwest Florida region with nearly $700 million in assets. The combined company earnings will allow us to continue to aggressively grow our company in the Southwest Florida market and become a preferred banking solution for those customers who want more than the out-of-state banks can offer to local customers.  Old Florida’s management and employees will be a great addition to the Bank of Florida family,” McMullan stated.

          “Old Florida’s merger with Bancshares is strategically important to us as we continue to grow in Collier and Lee counties.  The merger will combine two quality institutions with very similar corporate values,” said Johnson. “We believe that affiliating with a locally-based institution that maintains a decentralized approach to decision-making is the right partner for Old Florida’s shareholders and customers.  Our team of employees will continue to deliver a home grown approach to individual banking and capitalize on expanded products and services available to us with Bancshares.”

          McMullan went on to say, “Bancshares’ business model focuses on serving the commercial banking and wealth management needs of small business owners, professionals, executives, entrepreneurs, high net worth individuals and foundations. Emphasis on client service, technology, business cash management solutions and a full-service mortgage division, have enabled us to succeed in Florida’s fastest-growing markets. In addition, our investment consulting and wealth management services offered through the Bank of Florida Trust Company have allowed us to penetrate the private banking niche that is so prevalent in the strategic markets where the company has established a presence.”

          Larry W. Johnson will join the Bank of Florida - Southwest senior management team, as Lee County Area President, effective with the merger. “Larry is a perfect fit to oversee the development of our franchise in Lee County.  Our decentralized approach will allow Larry to focus his efforts on service to customers and enhance and strengthen client relationships by providing access to greater technology and expanded products, as well as wealth management services that are in high demand,” said McMullan. “Jim Goehler will continue to serve as President and CEO for Bank of Florida - Southwest.  Together Larry and Jim will work to enhance existing relationships and build new ones in the Collier and Lee County markets.”

          At June 30, 2006, Old Florida had total assets of approximately $326 million and shareholders’ equity of approximately $26.4 million. Founded in 1998, it serves its customer base through four offices located in Fort Myers, Naples, Cape Coral, and Bonita Springs, Florida.

          At June 30, 2006, Bancshares had approximately $756 million in assets and shareholders’ equity of $118 million. On August 25, 2006, Bancshares completed its acquisition of the $90 million in assets Bristol Bank, which was merged into Bancshares’ subsidiary, Bank of Florida - Southeast. Bancshares is a multi-bank holding company located in Naples, Florida and the parent company of Bank of Florida - Southwest and Bank of Florida Trust Company, both based in Naples, Florida; Bank of Florida - Southeast, based in Fort Lauderdale, Florida; and Bank of Florida - Tampa Bay, based in Tampa, Florida.

          Under the terms of the agreement, Old Florida shareholders may elect to receive either 1.7915 shares of Bancshares common stock, $38.50 per share in cash, or a combination of stock and cash.  The value of the merger consideration will be approximately $82.6 million, consisting of approximately 3.1 million shares of Bancshares’ common stock and $16.5 million in cash, reflecting a mix of consideration of 80% stock and 20% cash.  Based upon the projected profitability and growth of both companies, Bancshares’ management expects that the acquisition of Old Florida will be significantly accretive to both GAAP and cash earnings per share in the first year after closing.

          The proposed transaction will be submitted to Bancshares and Old Florida shareholders for their consideration. This press release may be deemed to be offering materials of Bancshares in connection with its proposed acquisition of Old Florida, on the terms and subject to the conditions in the Agreement and Plan of Merger dated August 28, 2006, among Bancshares, Bank of Florida - Southwest, Old Florida and Old Florida Bank.

          Bancshares and Old Florida shareholders and other investors are urged to read the Proxy Statement/Prospectus that will be included in the Registration Statement on Form S-4, which Bancshares will file with the Securities and Exchange Commission in connection with the proposed merger, because it will contain important information about Bancshares, Old Florida, the merger, the solicitation of proxies in the merger, and related matters.

          After it is filed with the SEC, the Proxy Statement/Prospectus will be available for free both on the Securities and Exchange Commission website (http://www.sec.gov) and from Bancshares as follows:

Chief Financial Officer
Bancshares of Florida, Inc.
1185 Immokalee Road
Naples, Florida 34110
(239) 254-2100

          This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”), namely, “cash earnings per share”. Bancshares’s management uses this non-GAAP measure in its analysis of Bancshares’s performance. Cash earnings is defined as net income plus amortization expense (net of tax) applicable to intangible assets that do not qualify as regulatory capital. Cash earnings per share is defined as cash earnings divided by basic and diluted common shares outstanding.  Bancshares’s management includes cash earnings measures to compare the company’s earnings exclusive of non-cash amortization expense and because it is a measure used by many investors as part of their analysis of Bancshares’s performance. This non-GAAP disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures which may be presented by other companies.

           This press release contains forward-looking statements as defined by federal securities laws. Statements contained in this press release which are not historical facts are forward-looking statements. Such statements include the parties’ expected closing date of this transaction, which is subject to certain conditions, including regulatory approvals which may take longer than expected. The statements regarding the parties expectations for the proposed transaction’s impact on Bancshares’s future earnings and earnings per share (including cash earnings per share), are also forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) revenues following the proposed transaction are lower than expected; (2) competitive pressure among depository institutions increases significantly; (3) changes in the interest rate environment reduce interest margins; (4) general economic conditions are less favorable than expected; (5) expected cost savings from the proposed transaction cannot be fully realized or realized within the expected time frame; (6) costs or difficulties related to the integration of Bancshares and Old Florida are greater than expected; or (7) legislation or regulatory changes adversely affect the business in which the combined company would be engaged. Bancshares and Old Florida undertake no obligation to update these statements following the date of this press release. In addition, Bancshares and Old Florida, through their senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of such senior management based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward-looking statements are identified in the public filings made by Bancshares and Old Florida with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of Bancshares and Old Florida or their senior management should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Contact:
Michael L. McMullan
Bancshares of Florida, Inc.
President and CEO
(239) 254-2143

Larry W. Johnson
Old Florida Bankshares, Inc.
President and CEO
(239) 561-6222

SOURCE  Bancshares of Florida, Inc.
     -0-                                     08/29/2006
     /CONTACT:  Michael L. McMullan, President and CEO of Bancshares of Florida, Inc., +1-239-254-2143; or Larry W. Johnson, President and CEO of Old Florida Bankshares, Inc., +1-239-561-6222/
     /Web site:  http://www.bankofflorida.com /